Exhibit T3E-3


                      IN THE UNITED STATES BANKRUPTCY COURT
                          FOR THE DISTRICT OF DELAWARE

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In re:                                     )           CHAPTER 11
PLANET HOLLYWOOD                           )           CASE NO. 99-3612(JJF)
INTERNATIONAL, INC., ET AL.                )
                                           )           Jointly Administered
                             Debtors.      )
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                  MASTER BALLOT FOR ACCEPTING OR REJECTING THE
                  FIRST AMENDED JOINT PLAN OF REORGANIZATION OF
                    PLANET HOLLYWOOD INTERNATIONAL, INC. AND
                         CERTAIN OF ITS SUBSIDIARIES AND
                           ELECTION TO PARTICIPATE IN
                      NEW SENIOR SECURED NOTE DISTRIBUTION

                   FOR USE BY RECORD HOLDER NOMINEES OF OWNERS
                OF CLASS 5 (OLD SENIOR SUBORDINATED NOTES) CLAIMS

PLEASE READ AND FOLLOW THE INSTRUCTIONS ON THIS BALLOT CAREFULLY. PLEASE COMPLETE, SIGN, AND DATE THIS MASTER BALLOT AND RETURN IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE PROMPTLY. IF YOUR VOTE AND ELECTION HAVE NOT BEEN RECEIVED BY DONLIN, RECANO & COMPANY, INC. (THE "BALLOTING AGENT") BY 5:00 P.M., EASTERN TIME, ON OR BEFORE JANUARY 14, 2000, IT WILL NOT BE COUNTED AND YOU WILL HAVE NO RIGHT TO PARTICIPATE IN THE NEW SENIOR SECURED NOTE DISTRIBUTION.

     ITEM 1. The undersigned, a record holder as of December 6, 1999 (the "Record Date"), of the aggregate principal amount of $_____________ of Old Senior Subordinated Notes, plus pre-petition accrued unpaid interest on the Notes, certifies the following (please complete):

     (i) __________ beneficial owners of an aggregate principal amount of $__________ Old Senior Subordinated Notes, plus pre-petition accrued unpaid interest on the Notes, from whom voting instructions were received voted to accept the Plan.

     (ii) __________ beneficial owners of an aggregate principal amount of $__________ Old Senior Subordinated Notes, plus pre-petition accrued unpaid interest on the Notes, from whom voting instructions were received voted to reject the Plan.

     (iii) __________ beneficial owners of an aggregate principal amount of $__________ Old Senior Subordinated Notes, plus pre-petition accrued unpaid interest on the Notes, checked the box electing to participate pro rata in the distribution of New Senior Secured Notes, if any.

     ITEM 2. The undersigned certifies that each beneficial owner of Old Senior Subordinated Notes for which it is the registered record holder nominee, including those whose votes are being transmitted by this Master Ballot has been provided with a copy of the First Amended Disclosure Statement pursuant to
Section 1125 of the Bankruptcy Code for the First Amended Joint Plan of Reorganization for Planet Hollywood International, Inc., and Certain of its Subsidiaries dated December 13, 1999 (the "Disclosure Statement"), including the exhibits thereto.

     ITEM 3. The undersigned certifies that it is the registered record holder nominee in its own name or through a position held at a securities depository of the Old Senior Subordinated Notes set forth in the Addressee Information area above and referred to in Item 1.

     ITEM 4. Beneficial Owner Information.

     Please complete the following Beneficial Owner Summary Schedule with respect to the tabulation of Old Senior Subordinated Notes set forth in Item 1. You may at your option provide the information requested on a separate computer-generated schedule, or other schedule, which is marked with your name and signed and attached to this Master Ballot.


                                             PRINCIPAL AMOUNT (PLUS PRE-PETITION           ELECTS TO RECEIVE
                                             ACCRUED UNPAID INTEREST) VOTED TO              NEW SENIOR SECURED
          NAME (OPTIONAL)     ACCOUNT NO.    ACCEPT THE PLAN          REJECT THE PLAN      NOTES

1
----------------------------------------------------------------------------------------------------------------
2
----------------------------------------------------------------------------------------------------------------
3
----------------------------------------------------------------------------------------------------------------
                                             $                       $                    $
----------------------------------------------------------------------------------------------------------------

                     (ATTACH ADDITIONAL PAGES IF NECESSARY)

ADDITIONAL PAGES ARE /  / ARE NOT /  / ATTACHED TO THIS MASTER BALLOT.

                                   Name:
                                        ------------------------------------
                                             (Print or Type)

                                  Federal Tax I.D. No. or
                                  Social Security No.:
                                                       ---------------------
                                                            (Optional)

                                  Signature:
                                             ------------------------------
                                                  (If Appropriate)

                                             By:
                                                ---------------------------
                                                  (If Appropriate)

                                                  Title:
                                                         ------------------
                                Address:
                                        -----------------------------------
                                                    Street

                                City, State and Zip Code:
                                                         ------------------

                                Telephone Number: (  )
                                                  -------------------------

                                Name of Contact Person:
                                                        -------------------

                                Date Completed:
                                                ---------------------------

                         INSTRUCTIONS FOR COMPLETING THE
             MASTER BALLOT FOR OLD SENIOR SUBORDINATED NOTES CLAIMS

     The Master Ballot to which these Instructions relate is not a letter of transmittal and may not be used for any purpose other than for record holder nominees of beneficial owners of Old Senior Subordinated Notes Claims to record, summarize and transmit votes cast to accept or reject the Plan, and elections to participate pro rata in the distribution of New Senior Secured Notes, if any, by their respective beneficial owners. Accordingly, record holder nominees should not surrender any certificates representing their securities in connection with voting on the Plan, and the Balloting Agent will not accept delivery of any such certificates tendered together with this Master Ballot.

     The record date (the "Record Date") for purposes of determining which holders of Old Senior Subordinated Notes Claims are eligible to vote on the Plan is December 6, 1999.

     WITH RESPECT TO ANY BALLOTS RETURNED TO YOU BY A BENEFICIAL OWNER, YOU MUST COMPLETE AND SIGN A MASTER BALLOT AND RETURN THE MASTER BALLOT TO THE BALLOTING AGENT NOT LATER THAN 5:00 P.M. EASTERN TIME, ON JANUARY 14, 2000 (THE "VOTING DEADLINE"). MASTER BALLOTS NOT RECEIVED BY THE VOTING DEADLINE WILL NOT BE COUNTED.

     Please forward this Master Ballot in the enclosed return envelope to:

IF BY MAIL                              IF BY COURIER OR BY HAND

Planet Hollywood International,         Planet Hollywood International,
  Balloting                               Balloting
c/o Donlin, Recano & Company, Inc.      c/o Donlin, Recano & Company, Inc.
P.O. Box 2034 Murray Hill Station       419 Park Avenue South Suite 1206
New York, NY 10156-0701                 New York, NY 10016

     Please retain all executed Beneficial Owner Ballots for one year.

     BALLOTS RECEIVED BY FACSIMILE TRANSMISSION ARE NOT TO BE COUNTED.

     Multiple Master Ballots may be completed and delivered to the Balloting Agent. Votes reflected on multiple Master Ballots will be counted to the extent that they are not duplicative of other Master Ballots. If two or more Master Ballots are inconsistent, the latest dated Master Ballot received prior to the Voting Deadline will, to the extent of such inconsistency, supersede and revoke any prior Master Ballot. If more than one Master Ballot is submitted and the later Master Ballot(s) supplements rather than supersedes earlier Master Ballots, please mark the subsequent Master Ballot(s) with such language as you customarily use to indicate that an additional vote is being cast that is not meant to revoke an earlier vote.

     Your response to Item 1 should aggregate as one vote all of the votes cast by a single beneficial owner of Old Senior Subordinated Notes Claims.

     Please note that Item 4 of the Master Ballot requests that you transcribe information on the Master Ballot in the indicated format providing information for each individual beneficial owner of Old Senior Subordinated Notes Claims on whose behalf you are executing a Master Ballot. To identify each such beneficial owner without disclosing their names, please use the customer account number assigned by you to each such beneficial owner. In the event that a single customer has more than one account with you, you must list each account in respect of which votes have been cast on the Plan.

     Please indicate whether you are attaching additional pages in response to
Item 4. All additional pages should be marked with your name and signed and identify the Item of the Master Ballot to which it relates.

     If you are the beneficial owner of any of the Old Senior Subordinated Notes Claims which you hold of record, you MUST use a beneficial owner's Ballot to vote your Claims and make the New Senior Secured Note election.

     Each beneficial owner must vote the aggregate of the principal amount (plus pre-petition accrued unpaid interest) of all of its Old Senior Subordinated Notes either to accept or reject the Plan. Furthermore, for purposes of computing the Master Ballot vote, each voting beneficial owner should be deemed to have voted, as one vote, the aggregate of the principal amount (plus pre-paid accrued unpaid interest) of all Old Senior Subordinated Notes for all accounts identified by the beneficial owner on the Ballot. ANY BENEFICIAL OWNER BALLOT THAT DOES NOT INDICATE EITHER AN ACCEPTANCE OF THE PLAN OR REJECTION OF THE PLAN OR INDICATES BOTH AN ACCEPTANCE AND A REJECTION OF THE PLAN OR PARTIALLY ACCEPTS AND PARTIALLY REJECTS THE PLAN MUST NOT BE COUNTED.

          IF YOU DID NOT RECEIVE A RETURN ENVELOPE WITH YOUR MASTER BALLOT, CONTACT DONLIN, RECANO & COMPANY, INC., THE BALLOTING AGENT, AT (212) 481-1411.

          IF YOU HAVE ANY QUESTIONS REGARDING THIS MASTER BALLOT OR THE VOTING PROCEDURES, PLEASE CALL DONLIN, RECANO & COMPANY, INC. AT (212) 481-1411.